Exhibit 8.1

LEDGEWOOD, P.C.

Two Commerce Square, Suite 3400

2001 Market Street

Philadelphia, PA 19103

July 12, 2016

FinTech Acquisition Corp.
712 Fifth Avenue

12th Floor

New York, New York 10019

Ladies and Gentlemen:

We have acted as counsel to FinTech Acquisition Corp., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that may be issued pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) among the Company, FinTech Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and FTS Holding Corporation, a Delaware corporation (“FTS”), relating to the Company’s proposed merger with FTS (the “Business Combination”).

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials, and others as we have deemed appropriate for purposes of the opinions set forth below. In making our examination, we have assumed and not verified (i) the genuineness of all signatures on documents examined by us, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies.

In rendering this opinion, we have assumed that the Business Combination will be carried out pursuant to the Merger Agreement and that no transaction, covenant, or condition described therein and affecting this opinion will be breached or waived by either party. Further, we have assumed that the factual statements and information contained in the Registration Statement and other documents, records, and instruments supplied to us are true, correct, and complete, and that there has been no material change with respect to such factual statements or information.

The opinion expressed herein is based upon our analysis of the Internal Revenue Code of 1986, as amended (the "Code"), the United States Treasury regulations promulgated thereunder, administrative positions of the Internal Revenue Service and judicial decisions, each as in effect as of the date hereof, and represents our best legal judgment as to the matters addressed herein. Our opinion, however, is not binding on the Internal Revenue Service or the courts. Moreover, the authorities upon which our opinion is based are subject to change, potentially on a retroactive basis, and any such change could affect the opinion rendered herein. Our opinion is based solely on the documents we have examined, the additional information we have obtained, the assumptions we have made and the representations that have been made to us. Our opinion cannot be relied upon if any of the facts contained in such documents or in any such additional information or any of such assumptions or representations is, or later becomes, inaccurate. We assume no obligation to advise you of changes in law or facts or circumstances that come to our attention after the date hereof that could affect our opinion. Our opinion is limited to the United States federal income tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed herein, any other United States federal, state, local or foreign income, estate, gift, transfer, sales, use or other tax consequence that may result from the Business Combination or any other transaction.

Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions and qualifications set forth in this letter, we confirm that the discussion under the caption "Material U.S. Federal Income Tax Consequences of the Merger" in the prospectus included as part of the Registration Statement on Form S-4 (File No. 333-311129), which is incorporated by reference in the Registration Statement (the “Prospectus”), applicable to the Company insofar as such discussion constitutes statements of United States federal income tax law or legal conclusions, subject to the assumptions, limitations and conditions set forth therein, is our opinion as to the material United States federal income tax consequences of the Business Combination applicable to the Company.

We consent to the reference to this opinion and to Ledgewood in the Prospectus, and to the inclusion of this opinion as an exhibit to the Registration Statement. We further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Ledgewood
LEDGEWOOD
a professional corporation